EXHIBIT 99.1

Campus Solutions
Financial Statements
December 31, 2012

Campus Solutions
Financial Statements
Table of Contents
December 31, 2012

Page(s)
Independent Auditors' Report	3
Balance Sheet	4
Statement of Operations	5
Statement of Cash Flows	6
Notes to Financial Statements	7-14

Independent Auditors' Report

The Board of Directors
SLM Corporation:

Report on the Financial Statements

We have audited the accompanying financial statements of Campus Solutions, a line of business of SLM Corporation, which comprise the balance sheet as of December 31, 2012, and the related statements of operations and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Campus Solutions as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP
McLean, Virginia
July 18, 2013

Campus Solutions
Balance Sheet
As of December 31, 2012
(Dollars in thousands)

December 31, 2012
Assets
Current assets:
Cash	$6,802
Restricted cash and restricted cash equivalents	185,131
Accounts receivable, net of allowance of $174	539
Total current assets	192,472

Property and equipment, net of accumulated depreciation	2,712
Total assets	$195,184

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,821
Accrued compensation and benefits	687
Deferred revenue	1,366
Escrow liability	185,131
Restructuring liability	832
Total current liabilities	189,837
Total liabilities	189,837

Net SLM investment	5,347

Total liabilities and Net SLM investment	$195,184

The accompanying notes are an integral part of these financial statements.

Campus Solutions
Statement of Operations
For the year ended December 31, 2012
(Dollars in thousands)

December 31, 2012
Revenue	$23,964

Expenses
Salaries and employee benefits	11,212
Servicing expenses	9,199
Professional fees and services	6,572
General and administrative expenses	3,250
Shared service expense allocation	3,212
Depreciation and amortization	1,679
Restructuring expenses	2,124
Other operating expenses	1,489

Total expenses	38,737

Net operating loss	(14,773)

Other Income
Interest income	3,111
Other income	226

Net other income	3,337

Net loss before provision for income taxes	(11,436)
Provision for income taxes	-

Net loss	$(11,436)

The accompanying notes are an integral part of these financial statements.

Campus Solutions
Statement of Cash Flows
For the year ended December 31, 2012
(Dollars in thousands)

December 31, 2012
Cash flows from operating activities:
Net loss	$(11,436)
Adjustments to reconcile net loss to net cash used in
operating activities
Provision for uncollectible accounts	166
Depreciation and amortization expense	1,679
Loss on disposal of fixed asset	121
Stock option expense	677
(Increase) decrease in
Restricted cash and restricted cash equivalents	(1,994)
Accounts receivable, net	103
Increase (decrease) in
Accounts payable and accrued expenses	811
Escrow liability	1,994
Restructuring liability	735
Accrued compensation and benefits	144
Deferred revenue	(58)
Net cash used in operating activities	(7,058)

Cash flows from investing activities:
Purchases of property and equipment	(486)
Net cash used in investing activities	(486)

Cash flows from financing activities:
Capital contributions from Parent	10,036
Net cash provided by financing activities	10,036

Net increase in cash	2,492
Cash, beginning of year	4,310
Cash, end of year	$6,802

Supplemental disclosure of non-cash and cash flow information
Income taxes paid	$-
Interest received	$3,111

The accompanying notes are an integral part of these financial statements.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

1.	Organization and Business

Campus Solutions ("CS" or "the Business") is a line of business of SLM Corporation ("SLM") whose management, infrastructure and operations reside in certain wholly-owned subsidiaries of SLM, primarily within Sallie Mae, Inc. ("SMI") and Sallie Mae Bank ("the Bank"). Accordingly, the financial statements of the Business (the "carve-out financial statements") are derived from the aggregated transactions and resulting financial information of the Business activities within these SLM subsidiaries.

CS provides business-to-business solutions to colleges and university business offices, students and their families across the country. These services include e-commerce and billing and repayment solutions, refund disbursement services, and tuition payment plan ("TPP") administration. The Business enters into an arrangement with colleges and universities ("client institutions") that establishes the parameters for each service that CS provides to students who attend the client institution as well as the corresponding fee structure.

The TPP product provides students and their families an interest-free payment alternative through which the cost of tuition is paid over a discrete number of payments during an academic year or semester in lieu of paying the full tuition amount up front.  The payment plans generally range from two to twelve months.  A non-refundable enrollment fee is charged at the time of initial enrollment and is deferred over the service period consistent with the student's payment plan. Other transaction fees are charged in connection with certain subsequent payment transactions and recognized at the time of the transaction.

The Corporate Partners product enables the student to pay a non-refundable application fee which is charged at the time an admission application is submitted online. CS partners with various application service providers to offer the application fee payment processing.

The NetPay product provides electronic bill presentment and payment functionality to client institutions' business offices to reduce printing and mailing costs and provides access to online billing for students and parents.  NetPay also provides electronic payment gateway services to allow any user to make a one-time credit card, debit card or ACH payment.  CS earns a one-time set up fee and ongoing transaction fees in conjunction with the NetPay product.

CS offers a mechanism for client institutions to disburse funds to students and parents via its refund product and which incorporates multiple disbursement options, including paper checks, ACH transactions and the use of reloadable debit cards.  CS provides individual deposit accounts and associated reloadable debit cards to students that receive their financial aid or other refund payments via a reloadable debit card.  CS also offers a no fee student checking ("NFSC") product in conjunction with the CS refunds product.  CS earns the associated fees for product usage related to each debit card and incurs the servicing or fulfillment costs associated with the debit cards and the NFSC product.

On May 7, 2013, SLM accepted an offer from Higher One, Inc. ("Higher One") to purchase the assets of the Business including the client institution contracts and relationships and the technology infrastructure supporting the Business.  (See note 8, Subsequent Events).

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

2.	Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and they reflect the Business from SLM.  Historically, the transactions and activities of the Business were commingled with other SLM businesses including SMI and the Bank.  To determine the historical financial information to be included in these financial statements, SLM considered the financial results of the Business, as defined by management, as well as other practical aspects of the Business, including the employee base, asset usage and the physical location of functions that are directly or indirectly utilized by the Business to provide its services.  There are numerous intercompany and related party transactions that occur at SLM and its subsidiaries and affiliates.  These intercompany and related party transactions  are described in the basis of presentation and are integral to these financial statements.

In conjunction with the basis of presentation, SLM made certain assumptions associated with the Business arrangements with the Bank and the associated interest income historically credited to CS by the Bank on deposits maintained at the Bank as well as certain allocated costs associated with shared services.

SLM Bank Depository Accounts

CS deposits cash in the Bank that it collects in conjunction with the products it administers on behalf of client institutions.  Additionally, in conjunction with the CS's refund product, individual student depository accounts have been established at the Bank to maintain student cash accounts.  The Bank retains the benefit of the depository accounts for loan origination and other purposes.  For management reporting purposes, CS is credited interest on these accounts at a rate which exceeds the market rate.  The accompanying Statement of Operations includes interest credited on these depository accounts at a rate of 2.1 percent.

CS has included $3,096 of interest income from the Bank in the accompanying Statement of Operations, which is assumed to be settled in cash in this presentation.

Shared Services Allocation and Capital Contributions

As a line of business within SLM, CS historically benefited from the shared services provided by SLM including accounting, legal, human resources, information technology, facilities and other administrative functions.  CS does not have a shared service arrangement with SLM; however, the Business's share of these costs has been allocated to CS on a basis consistent with SLM's allocation methodology employed for segment reporting purposes which employs an activity-based allocation methodology. Under this methodology, cost allocations are determined by the functions performed within the particular business unit in conjunction with the employee activities performed. In addition, certain expenses, including payroll, trade accounts payable and certain allocated corporate overhead expenses are paid by SLM and they are in turn, reimbursed by the various SLM business lines on a routine basis.  These costs are included in the shared service expense allocation within the accompanying Statement of Operations.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

The accompanying balance sheet as of December 31, 2012 assumes a settlement of the balance in intercompany accounts at the end of each reporting period presented as a cash capital contribution and corresponding net increase in the net SLM Investment.  Losses incurred by the Business are assumed to be funded via a capital contribution from SLM and/or its subsidiaries to settle the debts from affiliates at the end of each reporting period.

3.	Summary of Significant Accounting Policies

Use of Estimates and Assumptions
The preparation of these financial statements in conformity with U.S. GAAP requires CS to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  CS periodically assesses the reasonableness of these estimates and assumptions.  Actual results could differ from those estimates.

Cash
Cash consists of bank demand accounts.

Restricted Cash and Restricted Cash Equivalents
In connection with the products that the Business administers on behalf of client institutions, the Business collects cash remittances from students or other payers.  The Business then disburses the remittances to client institutions, generally on a monthly basis. Restricted cash equivalents included in these balances consist of student payments in transit made via electronic fund transfers.  Escrow liabilities represent restricted cash and restricted cash equivalent amounts held on behalf of students and their families or client institutions in connection with the administration of certain products and services.  This cash due to clients is included in restricted cash and restricted cash equivalents and escrow liabilities in the accompanying balance sheet as December 31, 2012.

Accounts Receivable, net
Accounts receivable are recorded at face amounts less an allowance for doubtful accounts. CS evaluates accounts receivable and establishes an allowance for doubtful accounts based on historical loss experience, analysis of past due accounts and other current available information.

Property and Equipment, net
Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets.

Capitalized Software
Computer software costs incurred in the preliminary project stage for software to be used for internal use are expensed as incurred until the capitalization criteria have been met. The criteria for capitalization is defined as the point at which the preliminary project stage is complete, management commits to funding a computer software project, it is probable that the project will be completed and the software will be used to perform the function intended. Capitalization ceases at the point that the computer software project is substantially complete and ready for its intended use. The capitalized costs are amortized using the straight-line method over the estimated economic life of the software, generally three years. Although CS incurred costs relating to software improvements for the year ended December 31, 2012, none of these costs met the criteria for capitalization.

Impairment of Long-Lived Assets
We evaluate the recoverability of our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the difference between the fair value of the asset compared to its carrying amount.

Revenue Recognition
Revenue includes fees the business earns for processing tuition and other payments for client institutions. CS recognizes this fee income based on contractual arrangements and long-standing relationships in the period in which the services are provided which generally occurs when the transaction is processed. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured. TPP enrollment fees and NetPay implementation fees are deferred over the service period consistent with the student's payment plan.

Deferred revenue in the accompanying balance sheet for the period ended December 31, 2012 is credited to income as services are provided.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

Servicing Expense
CS incurs costs for credit card fees, third party processing and bank fees associated with the generation of TPP, NetPay and Refunds revenue. The credit card fees are primarily a result of inter-exchange and authorization costs. Third party processing charges include those related to Refunds debit card product servicing fees as well as ATM network related expense. Bank fees are the costs associated with ACH/Check transactions. Servicing costs are expensed as incurred.

Accounting for Stock-Based Compensation
SLM grants stock-based compensation to employees under its equity compensation plans in effect at the relevant time.  Awards may be in the form of stock, stock options, or restricted stock and are denominated in SLM shares/options.

Stock-based compensation cost related to stock options and restricted stock units recognized in the Statement of Operations for the year ended December 31, 2012 was $677.  The related income tax benefit for the year ended December 31, 2012 was $0.  As of December 31, 2012, there was $258 of total unrecognized compensation cost related to stock options net of estimated forfeitures, which is expected to be recognized over a weighted average period of 2.0 years.

The excess tax benefit for the year ended December 31, 2012 was $0.

Restructuring Activities
From time to time, SLM implements plans to restructure its business. In conjunction with these restructuring plans, involuntary benefit arrangements and disposal costs (including contract termination costs), that are incremental and incurred as a direct result of these restructuring plans, are classified as restructuring expenses.  CS has recorded those restructuring expenses that have been specifically attributed to the CS business in the accompanying Statement of Operations.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

SLM sponsors the SLM Corporation Employee Severance Plan (the "Severance Plan") which provides severance benefits in the event of termination of full-time employees (with the exception of certain specified levels of management) and part-time employees who work at least 24 hours per week. The Severance Plan establishes specified benefits based on base salary, job level immediately preceding termination and years of service upon termination of employment due to Involuntary Termination or a Job Abolishment, as defined in the Severance Plan. The benefits payable under the Severance Plan relate to past service and they accumulate and vest. Accordingly, CS recognizes severance costs to be paid pursuant to the Severance Plan when payment of such benefits is probable and reasonably estimable. Such benefits, including severance pay calculated based on the Severance Plan, medical and dental benefits, outplacement services and continuation pay, have been incurred during the year ended December 31, 2012, as a direct result of our restructuring initiatives. Accordingly, such costs are classified as restructuring expenses in the accompanying Statement of Operations.

Contract termination costs are expensed at the earlier of (1) the contract termination date or (2) the cease use date under the contract. Such costs are classified as restructuring expenses in the accompanying Statement of Operations.

In conjunction with Sallie Mae's restructuring and cost reduction plans, CS recorded severance expense of $1,887 and contract termination expense of $237 during the year ended December 31, 2012 related to an abandonment of certain facilities. The restructuring costs that were recorded are directly attributable to the CS Business.

The following table summarizes the CS restructuring liability balance, which is included in restructuring liability in the accompanying balance sheet.

(Dollars in thousands)	Severance Costs	Lease and Other Contract Termination Costs	Total

Balance at December 31, 2011	$97	$-	$97
Net accrual	1,887	237	2,124
Cash paid	(1,389)	-	(1,389)
Balance at December 31, 2012	$595	$237	$832

Income Taxes
The Business follows the asset and liability approach for accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of the Business's assets and liabilities.  To the extent tax laws change, deferred tax assets and liabilities are adjusted in the period that the tax change is enacted.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

"Provision for income taxes" includes (i) deferred tax expense or benefit, which represents the net change in the deferred tax asset or liability balance during the year, and (ii) current tax expense or benefit, which represents the amount of tax currently payable to or receivable from a tax authority. Provision for income taxes excludes the tax effects related to adjustments recorded in Net SLM Investment.

The Business's results of operations are included in the consolidated federal and several unitary and/or combined state income tax returns of SLM.  The Business provides for current and deferred income taxes as if it were a separate taxpayer.  Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is established when necessary to reduce deferred tax assets to an amount which is more likely than not realizable.

Opening balance net operating loss deferred tax assets are not included in the provisions for income taxes because it would be impractical to calculate the historic tax attributes since CS did not previously prepare income tax returns based on this structure.  Additionally, trial balances (with the applicable corporate allocations and adjustments) are not available for years prior to those presented in the financial statements.

An uncertain tax position is recognized only if it is more likely than not to be sustained upon examination based on the technical merits of the position.   The amount of tax benefit recognized in the financial statements is the largest amount of benefit that is more than fifty percent likely of being sustained upon ultimate settlement of the uncertain tax position.  The business recognizes interest related to unrecognized tax benefits, if any, in provision for income taxes and penalties, if any, in operating expenses.

Fair Value of Financial Instruments
The carrying values of cash, restricted cash and restricted cash equivalents, accounts receivable, prepaid expenses and other assets, and accounts payable and accrued expenses, approximate their fair values.

4.	Accounts Receivable, net

Accounts receivable, net at December 31, 2012 consisted of:

(Dollars in thousands)
Accounts receivable	$713
Allowance for uncollectible accounts	(174)
Accounts receivable, net	$539

The provision for uncollectible accounts was $166 for the year ended December 31, 2012.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

5.	Property and Equipment, net

Property and equipment, net at December 31, 2012 consisted of:
	Estimated Useful Life
(Dollars in thousands)
Computer software and hardware	3-5 years	$9,904
Leasehold improvements	3-5 years	15
		9,919
Less: Accumulated depreciation		(7,207)
Property and equipment, net		$2,712

Depreciation and amortization expense was $1,679 for the year ended December 31, 2012.

6.	Income Taxes

Reconciliation of the statutory U.S. federal income tax rate to the Business's effective tax rate is as follows:

December 2012
Statutory rate	34.00%
Other	-0.29%
State tax (net of federal tax benefit)	3.00%
Record valuation allowance	-36.71%
Effective tax rate	0.00%

The Business has no provision for income taxes because a full valuation allowance has been provided on current year net operating losses because management believes due to cumulative losses in recent years it is more likely than not that current year net operating loss carryforwards will not be utilized.

The Business has deferred tax assets of $4,249 as of December 31, 2012.  The tax effect of the temporary differences creating the deferred tax assets are primarily related to an allowance for uncollectible accounts, stock compensation, payroll related items and net operating loss carryforwards.  The Business has deferred tax liabilities of $1,004 as of December 31, 2012.  The tax effect of the temporary differences creating the deferred tax liabilities are primarily related to software costs.  The Business has a valuation allowance of $3,245 as of December 31, 2012.  A full valuation allowance has been provided against the net deferred tax assets because management believes due to cumulative losses in recent years it is more likely than not that the net deferred tax assets will not be realized.

Campus Solutions
Notes to Financial Statements
For the year ended December 31, 2012
(Dollars in thousands)

For the year ended December 31, 2012, the Business has federal and state net operating loss carryforwards of $8,665 and federal and state net operating loss carryforwards of $22 for which a benefit will be recorded in equity when realized.  If the Business were to file with the taxing authority on a separate return basis, its federal net operating loss would expire in 2032 and state net operating losses would expire over different carryforward periods depending on the jurisdiction.  In actuality, the Business filed as part of the taxpaying entity Sallie Mae, Inc. which had sufficient taxable income each year to utilize losses generated by the business.

The Business has no material uncertain tax positions as of December 31, 2012.

7.	Commitments and Contingencies

CS is subject to various claims, lawsuits and other actions that arise in the normal course of business.  Management believes that these claims, lawsuits or other actions will not have a material adverse effect on its business, financial condition or results of operations.  Based on current knowledge, no reserves have been established at CS for litigation or other matters as potential losses are not considered probable or estimable.   Based on current knowledge, management does not believe that loss contingencies, if any, arising from pending litigation or other matters will have a material adverse effect on CS's financial position, results of operations or cash flows.

8.	Subsequent Events

The Business has evaluated any events subsequent to December 31, 2012, and their impact on the reported results and disclosures, through July 18, 2013, the date these financial statements were issued.

CS was acquired by Higher One on May 7, 2013. Under the terms of the purchase agreement, Higher One acquired substantially all of the assets of CS in exchange for $47,250 in cash, of which $5,185 represents contingent consideration which had been deposited into escrow.